Exhibit 99.1

Charah Solutions, Inc. Appoints Roger D. Shannon as Chief Financial Officer

Louisville, KY (June 11, 2019) – Charah® Solutions, Inc. (NYSE: CHRA) (the “Company”), a leading provider of environmental and maintenance services to the power generation industry, today announced the appointment of Roger D. Shannon as Chief Financial Officer (CFO) and Treasurer, effective June 17, 2019. Current Interim CFO and Treasurer, Nicholas Jacoby, will remain with the Company as Vice President of Finance.

Mr. Shannon is a CPA and a CFA® charterholder with more than 30 years of corporate finance and accounting experience. He joins Charah Solutions from ADTRAN, a publicly traded provider of next-generation networking solutions, where he held various roles including CFO, Senior Vice President of Finance, Treasurer and Head of Corporate Development since 2015. Prior to his time at ADTRAN, Mr. Shannon served as CFO and Treasurer for Steel Technologies for more than nine years. Earlier in his career, he performed a variety of senior finance roles at Brown-Forman and British American Tobacco, as well as accounting positions at Vulcan Materials Company, Lexmark International and KPMG. Mr. Shannon received a B.S. in accounting from Auburn University and an MBA from the Terry College of Business at the University of Georgia.

“Roger is a talented executive with a long history of providing financial and strategic leadership to successful corporations across a range of industries. On behalf of the Board of Directors and our valued employees, I am delighted to welcome him to Charah Solutions,” said Scott Sewell, Charah Solutions President and Chief Executive Officer. “We are confident that Roger’s extensive financial and public company experience will be immediately beneficial as we continue executing our growth strategy and delivering value to our shareholders.”

“I am very excited to join the Charah Solutions team and use my public company CFO experience to help the Company deliver long-term, profitable growth,” said Mr. Shannon. “Charah Solutions is well positioned for growth, and I’m looking forward to working closely with Scott and the rest of the leadership team, as well as the Board, to strengthen the Company’s financial position, enhance shareholder value and contribute to Charah Solutions’ continued success.”

About Charah Solutions, Inc.

With 30 years of experience, Charah® Solutions, Inc. is a leading provider of environmental and maintenance services to the power generation industry, with operations in fossil fuel and nuclear power generation sites across the country. Based in Louisville, Kentucky, Charah Solutions assists utilities with all aspects of managing and recycling ash byproducts generated from the combustion of coal in the production of electricity as well as routine power plant maintenance and outage services for coal and nuclear energy providers. The Company also designs and implements solutions for ash pond management and closure, landfill construction, fly ash and slag sales, and structural fill projects. Charah Solutions is the partner of choice for solving customers’ most complex environmental challenges, and as an industry leader in quality, safety, and compliance, the Company is committed to reducing greenhouse gas emissions for a cleaner energy future. For more information, please visit www.charah.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. These statements are based on certain assumptions made by the company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact

Tony Semak

Charah Solutions, Inc.

(502) 245-1353

ir@charah.com

Media Contact

Joele Frank, Wilkinson Brimmer Katcher

Ed Trissel / Kate Clark / Tim Ragones

212-355-4449

media@charah.com